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                                                                       EXHIBIT 5


                               Alston & Bird LLP

                                90 Park Avenue
                           New York, New York 10016

                                 212-210-9000
                               Fax: 212-210-9444
                                www.alston.com

                                April 26, 2001

Friedman's Inc.
4 West State Street
Savannah, GA 31401

     Re:  Form S-8 Registration Statement --
          Friedman's Inc. 1999 Long-Term Incentive Plan
          Friedman's Inc. Amended and Restated 1994 Stock
           Option Plan for Outside Directors

Ladies and Gentlemen:

     We have acted as counsel for Friedman's Inc., a Delaware corporation (the "Corporation"), in connection with the referenced Registration Statement on Form S-8 (the "Registration Statement") being filed by the Corporation with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and covering 500,000 shares of the Corporation's Class A Common Stock, $0.01 par value ("Class A Common Stock"), that may be issued pursuant to the grant or exercise of awards under the Friedman's Inc. 1999 Long-Term Incentive Plan (the "1999 LTIP") and 75,000 shares of Class A Common Stock that may be issued pursuant to the grant or exercise of awards under the Friedman's Inc. Amended and Restated 1994 Stock Option Plan for Outside Directors (the "1994 Director Plan") (the 1999 LTIP and the 1994 Director Plan are, collectively, the "Plans"). This Opinion Letter is rendered pursuant to
Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

     In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Corporation, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions hereinafter set forth.

     Based upon the foregoing, it is our opinion that the 575,000 shares of Class A Common Stock covered by the Registration Statement and to be issued pursuant to the Plans, when issued in accordance with the terms and conditions of the Plans, will be legally and validly issued, fully paid and nonassessable.

     The opinions set forth herein are limited to the laws of the State of Delaware as expressed in the Delaware General Corporation Law, in reliance solely on published
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general compilations thereof as of the date hereof. This Opinion Letter is provided to you for your benefit and for the benefit of the Commission, in each case, solely with regard to the Registration Statement, may be relied upon by you and the Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement.


                                             Sincerely,

                                             ALSTON & BIRD LLP



                                             By: /s/ Mark F. McElreath
                                                ----------------------------
                                                        A Partner